Exhibit 10.1

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) dated as of this 10th day of October, 2017 (the “Effective Date”), is entered into by and between CCC INVESTORS LLC, a Delaware limited liability company (“Landlord”), and OCULAR THERAPEUTIX, INC., a Delaware corporation (f/k/a I-Therapeutix, Inc.) (“Tenant”), relating to the premises located in the building (the “Building”) located in the Town of Bedford, County of Middlesex, Commonwealth of Massachusetts, commonly known as 36 Crosby Drive (the “Property”).

WITNESSETH:

WHEREAS, Landlord’s predecessor-in-interest, RAR2-Crosby Corporate Center QRS, Inc., a Maryland corporation (“Original Landlord”), as landlord, and Tenant, as tenant, entered into that certain Lease bearing a Lease Reference Date of August 31, 2009, with respect to approximately 19,786 rentable square feet located on the first (1st) floor of the Building (the “Original Lease”), as affected by the (a) Commencement Date Memorandum dated as of December 29, 2009, by and between Original Landlord, as landlord, and Tenant, as tenant, and (b) First Amendment to Lease dated as of April 25, 2014, by and between Original Landlord, as landlord, and Tenant, as tenant (the “First Amendment”) (the Original Lease, as so affected, collectively, the “Lease”);

WHEREAS, Landlord, as the successor-in-interest to Original Landlord, is the current owner of the Property and the current holder of the landlord’s interest under the Lease and Tenant, as a result of a name change from I-Therapeutix, Inc. to Ocular Therapeutix, Inc., is the current holder of the tenant’s interest under the Lease; and

WHEREAS, Landlord and Tenant desire to amend the Lease to, among other things, (i) confirm the current rentable square footage of the Premises (as defined in the Lease), and (ii) extend the Term of the Lease (as defined in the Lease) through July 31, 2023, all as more fully set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Agreements

1.                                      Capitalized Terms.  Unless otherwise specifically set forth herein, all capitalized terms herein shall have the same meaning as set forth in the Lease.

2.                                      Recitals.  The recitals above set forth are true and complete and are incorporated herein by reference.

3.                                      34 Crosby Premises.  Landlord and Tenant hereby acknowledge and agree that (a) pursuant to the terms and provisions of the Original Lease (as amended by the First Amendment), the 34 Crosby Premises Termination Date has occurred and Tenant has vacated and surrendered the 34 Crosby Premises in accordance with the terms and provisions of the Original Lease (as amended by the First Amendment), (b) Landlord no longer leases to Tenant, and Tenant no longer leases from Landlord, the 34 Crosby Premises, and (c) effective as of the 34 Crosby Premises Termination Date, the terms and provisions of the Lease no longer apply to the 34 Crosby Premises.

4.                                      Premises Rentable Area.  Landlord and Tenant hereby acknowledge and agree that, effective as of July 1, 2018, and as a result of a remeasurement of the Premises, the Premises Rentable Area is 20,445 rentable square feet, as more particularly set forth in Schedule I attached hereto.

5.                                      Amendments.  Except as otherwise expressly set forth hereinbelow, as of the Effective Date, the Lease is hereby amended as follows:

a.                                      Reference Pages.  The Reference Pages set forth on pages iii through vi of the Original Lease are hereby amended, restated and superseded in their entirety as set forth on Schedule I attached hereto.

b.                                      Premises.  The introductory paragraph of the Original Lease is hereby amended by deleting the second (2nd) sentence thereof in its entirety and replacing it with the following:

“The Phase I Premises and the Phase II Premises are depicted on the floor plan attached hereto as Exhibit A.”

c.                                       Use of the Premises.  Section 1.1 of the Lease is hereby amended by deleting the second (2nd) to the last sentence thereof in its entirety and replacing it with the following:

“Notwithstanding the foregoing, following the Commencement Date with respect to the Phase I Premises and following the Phase II Premises Commencement Date with respect to the Phase II Premises, Tenant shall be responsible for ensuring that (a) Tenant’s layout of its personal property, including without limitation, partitions, cubicles and equipment, but excluding the Landlord’s Work, and (b) any alterations to the Phase I Premises and the Phase II Premises, respectively, comply with the Americans With Disabilities Act of 1990, and any amendments thereto, at Tenant’s sole cost and expense.”

d.                                      Term.  Section 2.1 of the Original Lease is hereby amended by deleting the first (1st) sentence thereof in its entirety and replacing it with the following:

“The Term of this Lease shall begin on the Commencement Date and shall terminate on the Termination Date, unless sooner terminated or extended pursuant to the terms and provisions of this Lease.”

e.                                       Expenses.  Section 4.1.2 of the Original Lease is hereby amended by deleting the words “For each of the 34 Crosby Building and the 36 Crosby Building” from the first (1st) sentence thereof .

f.                                        Base Years.  Section 4.2 of the Lease is hereby amended to read in its entirety as follows:

“4.2                         If in any Lease Year, Expenses paid or incurred shall exceed Expenses paid or incurred in the Base Year (Expenses), then Tenant shall pay, as additional rent for such Lease Year, Tenant’s Proportionate Share For Expenses of such excess.  If in any Lease Year, Taxes paid or incurred by Landlord in any Lease Year shall exceed the amount of such Taxes which become due and payable in the Base Year (Taxes), then Tenant shall pay as additional rent for such Lease Year, Tenant’s Proportionate Share For Taxes of such excess.”

g.                                       Audit Rights.  Section 4.3 of the Lease is hereby amended by deleting the last three (3) sentences thereof in their entirety and replacing them with the following:

“If, as a result of such audit, it becomes clear that an error was made in the calculation of the Expenses or of Tenant’s Proportionate Share For Expenses, then an appropriate adjustment shall be made within thirty (30) days of Landlord’s receipt from Tenant of a copy of such audit together with Tenant’s demand for reimbursement and, if Landlord has understated Base Year (Expenses) or overstated any subsequent years’ Expenses by more than five percent (5%), in each respective case in the aggregate, or if the amount by which Landlord over-charged Tenant exceeds five percent (5%) of Tenant’s Proportionate Share For Expenses in the aggregate, then Landlord shall pay the reasonable actual out-of-pocket costs and expenses paid by Tenant for the audit.  In the event that during all or any portion of any Lease Year or Base Year (Expenses), the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year.  Following its annual determination of Expenses pursuant to this Article 4, in no event shall Landlord recover from Tenant more than

Tenant’s Proportionate Share For Expenses of the actual Expenses paid or incurred by Landlord.”

h.                                      Expenses and Taxes.  Section 4.5.2 of the Lease is hereby amended by deleting the last sentence thereof in its entirety and replacing it with the following:

“Tenant shall not be entitled to a credit by reason of actual Expenses and/or Taxes in any Lease Year being less than Expenses and/or Taxes in the Base Year (Expenses and/or Taxes).”

i.                                          Holding Over.  Article 14 of the Lease is hereby amended to read in its entirety as follows:

“14.                         HOLDING OVER.  Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after the Termination Date or earlier termination of this Lease, by lapse of time or otherwise, at the rate (the “Holdover Rate”) which shall be One Hundred Fifty Percent (150%) of the greater of the (a) amount of the Annual Rent in effect for the Premises for the last period prior to the date of such termination plus all Rent Adjustments under Article 4; and (b) then market rental value of the Premises as determined by Landlord assuming a new lease of the Premises of the then usual duration and other terms, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention.  In the event of such holdover, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created.  In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.”

j.                                         Events of Default.  Section 18.1.3 of the Lease is hereby amended to read in its entirety as follows:

“18.1.3        Tenant shall fail to vacate the Premises immediately upon the Termination Date or immediately upon the earlier termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.”

k.                                      Casualty.  Section 22.1 of the Lease is hereby amended by:  (a) deleting the words “that either the 34 Crosby Premises, the 36 Crosby Premises, the 34 Crosby Building and/or the 36 Crosby Building, as applicable,” from the first (1st) sentence thereof and replacing them with the words “the Premises or the Building”; and (b) deleting the words “34 Crosby Premises and/or the 36 Crosby Premises, as applicable,” from the second (2nd) sentence thereof and replacing them with the word “Premises”.

Section 22.2 of the Lease is hereby amended by deleting the first (1st) and second (2nd) sentences thereof and replacing them with the following:

“If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred eighty (180) days, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage.  In the event of the giving of such notice, this Lease shall expire and all interest of Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term.”

Section 22.4 of the Lease is hereby amended by:  (a) deleting the words “with respect to the portion of the Premises in the damaged Building only” and the words “with respect to the portion of the Premises in the damaged Building only” therefrom.

Section 22.5 of the Lease is hereby amended by deleting the words “with respect to the portion of the Premises in the damaged Building only” therefrom.

l.                                          Eminent Domain.  Article 23 of the Lease is hereby amended to read in its entirety as follows:

“23.                         EMINENT DOMAIN.  If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises.  If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances.  In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease.  Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses.  Tenant shall make no claim for the value of any unexpired Term.”

m.                                  Sale By Landlord.  Article 24 of the Lease is hereby amended by deleting the first (1st) sentence thereof in its entirety and replacing it with the following:

“In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease.”

n.                                      Surrender of Premises.  Section 26.1 of the Lease is hereby amended to read in its entirety as follows:

“26.1                  Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises.  In the event of Tenant’s failure to arrange such joint inspections and/or participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.”

o.                                      Right of First Offer.  Article 41 of the Lease is hereby deleted in its entirety and, as a result, Tenant has no further rights thereunder.

p.                                      Termination Option.  The Lease is hereby amended by adding the following as Article 43 thereof:

“43.                         TERMINATION OPTION.  Subject to the conditions set forth hereinbelow, Tenant shall have the one-time right to terminate this Lease (the “Termination Option”) on July 31, 2021 (the “Early Termination Date”), provided Tenant notifies Landlord, in writing, of Tenant’s intention to terminate this Lease on or before July 31, 2020 (the “Termination Notice”) time being of the essence with respect thereto.  In connection with its exercise of the Termination Option, Tenant shall pay to Landlord, simultaneously with Tenant’s delivery of the Termination Notice to Landlord, the sum of Two Hundred Seventy-Three Thousand Four Hundred Seventy-Three and 96/100 Dollars ($273,473.96) (the “Termination Fee”), which Termination Fee consists of (a) four (4) months’ Annual Rent as of the Early Termination Date (which totals One Hundred Ninety-One Thousand Five Hundred Sixty-Nine and 65/100 Dollars ($191,569.65)), plus (b) the unamortized portion of Landlord’s transaction costs for attorneys’ fees and brokerage fees with respect to the

Second Amendment as of the Early Termination Date (which transaction costs total One Hundred Seventy-Six Thousand Seven Hundred Sixty-Two and 50/100 Dollars ($176,762.50) as of the Effective Date of the Second Amendment), based upon an interest factor equal to the Amortization Rate per annum for such amortization calculation, which unamortized amount Landlord and Tenant hereby agree totals Eighty-One Thousand Nine Hundred Four and 31/100 Dollars ($81,904.31) as of the Early Termination Date.  If Tenant fails to (i) timely exercise the Termination Option in accordance with the terms and provisions of this Article 43, or (ii) deliver to Landlord the Termination Fee simultaneously with the delivery of Tenant’s Termination Notice to Landlord, the Termination Option and this Article 43 shall be null and void and without further force and effect.  Tenant’s right to terminate this Lease as set forth herein is conditioned upon (A) there being no ongoing Event of Default on the date the Termination Notice is delivered to Landlord, (B) this Lease being in full force and effect on the date the Termination Notice is delivered to Landlord and on the day immediately preceding the Early Termination Date, and (C) Landlord having received the Termination Fee when required as aforesaid.  Should Tenant effectively exercise its Termination Option as set forth herein, (x) the Term of this Lease shall automatically terminate on the Early Termination Date, with all of the terms and conditions of this Lease, including, without limitation, the obligation to pay Annual Rent, additional rent, utilities and other changes hereunder remaining in full force and effect until the Early Termination Date, and (y) Tenant shall relinquish, yield up and surrender the Premises on the Early Termination Date in accordance with the provisions of this Lease.”

q.                                      Exhibits.  As of the Effective Date, (i) Exhibit A (Floor Plan Depicting Premises) to the Lease is hereby amended by deleting the second (2nd) page of the floor plan therefrom, which shows the 34 Crosby Premises and was added to the Lease pursuant to Section 3(s) of the First Amendment, and (ii) Exhibit E (Right of First Offer Space) to the Lease is hereby deleted in its entirety.

6.                                      Security Deposit.  Effective and conditioned upon Landlord’s receipt of a replacement letter of credit in the amount of $113,769.49 and meeting the requirements of Article 5 of the Lease (a “Replacement Letter of Credit”), the parties agree to reduce the amount of the Security Deposit to $113,769.49.  Subject to the foregoing conditions and the terms and provisions of Article 5 of the Lease (including, without limitation, Section 5.10 of the Lease), simultaneously with Landlord’s receipt of the Replacement Letter of Credit, Landlord shall return the original letter of credit that Landlord is currently holding in the amount of $227,539.00 to Tenant.

7.                                      Condition of Premises.  Tenant hereby acknowledges and agrees that (a) the Premises are being leased by Tenant in their condition as of the Effective Date, “As Is,” without representation or warranty by Landlord, and (b) Tenant is the current tenant of the Premises and, as of the Effective Date, it has inspected the Premises and the common facilities of the Building and has found the same to be satisfactory.

8.                                      Miscellaneous.  Tenant hereby acknowledges that (a) Landlord has no undischarged obligations under the Lease to perform any work or improvements to the Premises or to provide any tenant improvement allowance under the Lease, (b) there are no offsets or defenses that Tenant has against the full enforcement of the Lease by Landlord, (c) neither Landlord nor Tenant is in any respect in default under the Lease, and (d) Tenant has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises.

9.                                      Brokers.  Landlord and Tenant hereby represent and warrant to each other that neither has dealt with any real estate broker or agent in connection with the procurement of this Amendment except Newmark Grubb Knight Frank and Cushman & Wakefield of Massachusetts, Inc., whose commissions shall be paid by Landlord by separate agreement upon the completion and full execution of this Amendment, and not otherwise.  Tenant shall indemnify and hold Landlord harmless from any costs, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any real estate broker or agent other than the aforementioned brokers in connection with the procurement of this Amendment because of any act or statement by Tenant.  Landlord shall indemnify and hold Tenant harmless from any costs, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any real estate broker or agent other than the aforementioned brokers in connection with the procurement of this Amendment because of any act or statement by Landlord.

10.                               Effective Date.  The parties agree that this Amendment shall be effective from and after the Effective Date and not to any period of time prior thereto.  To the extent this Amendment contains language which purports to amend the Lease with respect to periods of time prior to the Effective Date, such language is for clarification purposes only and shall not be deemed to change the obligations of the parties with respect thereto.  In no event shall this Amendment be construed to impose any liability on Landlord for any period of time preceding its ownership of the Property.

11.                               Options to Extend.  Tenant has one (1) remaining option to extend the Term of Lease with respect to the Premises pursuant to the terms and provisions of Article 40 of the Lease.

12.                               Ratification of Lease Provisions.  Except as otherwise expressly amended, modified and provided for in this Amendment, Tenant hereby ratifies all of the provisions, covenants and conditions of the Lease, and such provisions, covenants and conditions shall be deemed to be incorporated herein and made a part hereof and shall continue in full force and effect.

13.                               Entire Amendment.  This Amendment contains all the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between the parties with respect to such subject matter.

14.                               Binding Amendment.  This Amendment shall be binding upon, and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

15.                               Landlord’s Liability.  Redress for any claims against Landlord under this Amendment or under the Lease shall only be made against Landlord to the extent of Landlord’s interest in the Property to which the Premises are a part.  The obligations of Landlord under this Amendment and the Lease shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Landlord, or its investment manager.

16.                               Governing Law.  This Amendment shall be governed by the law of the state in which the Property is located.

17.                               Authority.  Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

18.                               Severability.  If any clause or provision of this Amendment is or should ever be held to be illegal, invalid or unenforceable under any present or future law applicable to the terms hereof, then and in that event, it is the intention of the parties hereto that the remainder of this Amendment shall not be affected thereby, and that in lieu of each such clause or provision of this Amendment that is illegal, invalid or unenforceable, such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid or unenforceable clause or provision, as the context thereof would reasonably suggest, so as to thereafter be legal, valid and enforceable.

19.                               No Reservation.  Submission of this Amendment for examination or signature is without prejudice and does not constitute a reservation, option or offer, and this Amendment shall not be effective until execution and delivery by all parties.

20.                               Counterparts.  This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed the Amendment as of the day and year first written above.

LANDLORD:

CCC INVESTORS LLC, a Delaware limited liability company

By:	/s/ Stephen A. Kinsella
Name:	Stephen A. Kinsella
Title:	Authorized Officer

TENANT:

OCULAR THERAPEUTIX, INC., a Delaware corporation

By:	/s/ James Fortune
Name:	James Fortune
Title:	Chief Operating Officer

Schedule I

OFFICE LEASE

REFERENCE PAGES

BUILDING:	36 Crosby Drive Bedford, Massachusetts 01730

LANDLORD:	CCC Investors LLC, a Delaware limited liability company

LANDLORD’S ADDRESS:

CCC Investors LLC
c/o National Development
2310 Washington Street
Newton Lower Falls, Massachusetts 02642
Attn: Director of Asset Management

With copies of any notices to Landlord sent to:

National Development
2310 Washington Street
Newton Lower Falls, Massachusetts 02642
Attn: Richard P. Schwartz, Esq.

WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	CCC Investors LLC c/o National Development P.O. Box 847072 Boston, MA 02284-7072

LEASE REFERENCE DATE:	August 31, 2009

TENANT:	OCULAR THERAPEUTIX, INC., a Delaware corporation

TENANT’S NOTICE ADDRESS:	Attn: Jim Fortune 15 Crosby Drive Bedford, Massachusetts 01730

PREMISES ADDRESSES:	36 Crosby Drive Suite 101 Bedford, Massachusetts 01730

PREMISES RENTABLE AREA:

From the Commencement Date through the day immediately preceding the Phase II Premises Commencement Date, the “Premises Rentable Area” shall consist of approximately 10,147 rentable square feet located on the first (1st) floor of the Building as shown on Exhibit A (the “Phase I Premises”).

From the Phase II Premises Commencement Date through June 30, 2018, the “Premises Rentable Area” shall consist of approximately 19,786 rentable square feet in the aggregate located on the first (1st) floor of the Building as shown on Exhibit A, consisting of (i) the Phase I Premises, and (ii) approximately 9,639 rentable square feet (the “Phase II Premises”).

From July 1, 2018 through the Termination Date, the “Premises Rentable Area” shall consist of approximately 20,445 rentable square feet in the aggregate located on the first (1st) floor of the Building as shown on Exhibit A, consisting of the Phase I Premises and the Phase II Premises, subject to the terms and provisions of Section 4 of the Second Amendment to this Lease by and between Landlord and Tenant (the “Second Amendment”).

PREMISES:

From the Commencement Date through the day immediately preceding the Phase II Premises Commencement Date, the “Premises” shall consist of the Phase I Premises.

From the Phase II Premises Commencement Date through the Termination Date, the “Premises” shall consist of the Phase I Premises and the Phase II Premises.

PREMISES:	Together, the Phase I Premises and the Phase II Premises.

COMMENCEMENT DATE:	September 15, 2009.

PHASE I PREMISES COMMENCEMENT DATE:	September 15, 2009.

PHASE II PREMISES COMMENCEMENT DATE:	December 15, 2009.

PHASE I PREMISES RENT COMMENCEMENT DATE:	The Commencement Date.

PHASE II PREMISES RENT COMMENCEMENT DATE:	April 15, 2010.

TERM OF LEASE:	Approximately thirteen (13) years, ten (10) months, sixteen (16) days, beginning on the Commencement Date and ending on the Termination Date.

TERMINATION DATE:	July 31, 2023.

ANNUAL RENT and MONTHLY

INSTALLMENT OF RENT(Article 3):

Period
From	Through	Rentable Square Footage	Annual Rent Per Square Foot		Annual Rent		Monthly Installment of Rent
Commencement Date	December 14, 2009	10,147	$21.75		$220,697.25		$18,391.44
December 15, 2009	April 14, 2010	19,786	$0.00	*	$0.00	*	$0.00	*
April 15, 2010	December 31, 2010	19,786	$22.25		$440,238.50		$36,686.54
January 1, 2011	December 31, 2011	19,786	$22.75		$450,131.50		$37,510.96
January 1, 2012	December 31, 2012	19,786	$23.25		$460,024.50		$38,335.38
January 1, 2013	December 31, 2013	19,786	$23.75		$469,917.50		$39,159.79
January 1, 2014	December 31, 2014	19,786	$24.25		$479,810.50		$39,984.21
January 1, 2015	June 30, 2015	19,786	$24.75		$489,703.50		$40,808.63
July 1, 2015	June 30, 2016	19,786	$25.50		$504,543.00		$42,045.25
July 1, 2016	June 30, 2017	19,786	$26.00		$514,436.00		$42,869.67
July 1, 2017	June 30, 2018	19,786	$26.50		$524,329.00		$43,694.08
July 1, 2018	July 31, 2018	20,445	$0.00	*	$0.00	*	$0.00	*
August 1, 2018	July 31, 2019	20,445	$26.61		$544,041.45		$45,336.79
August 1, 2019	July 31, 2020	20,445	$27.36		$559,375.20		$46,614.60
August 1, 2020	July 31, 2021	20,445	$28.11		$574,708.95		$47,892.41
August 1, 2021	July 31, 2022	20,445	$28.86		$590,042.70		$49,170.23
August 1, 2022	July 31, 2023	20,445	$29.61		$605,376.45		$50,448.04

*Tenant shall only be entitled to this abatement of Annual Rent during these periods if no Event of Default exists, and notwithstanding anything to the contrary set forth above, Tenant shall pay for its electricity, utilities and Additional Rent (if any) for the Premises during these periods in accordance with the terms and provisions of this Lease.

BASE YEAR (EXPENSES):	From the Commencement Date through June 30, 2015, Calendar Year 2010. From July 1, 2015 through June 30, 2018, Calendar Year 2015. From July 1, 2018 through the Termination Date, Calendar Year 2018.

BASE YEAR (TAXES):	From the Commencement Date through June 30, 2015, Fiscal Year 2010. From July 1, 2015 through June 30, 2018, Fiscal Year 2016. From July 1, 2018 through the Termination Date, Fiscal Year 2019.

TENANT’S PROPORTIONATE SHARE FOR EXPENSES:

From the Commencement Date through the day immediately preceding the Phase II Premises Commencement Date, “Tenant’s Proportionate Share For Expenses” shall be thirteen and 06/100 percent (13.06%).

From the Phase II Premises Commencement Date through June 30, 2018, “Tenant’s Proportionate Share For Expenses” shall be twenty-five and 48/100 percent (25.48%).

From July 1, 2018 through the Termination Date, “Tenant’s Proportionate Share For Expenses” shall be 25.81%.

TENANT’S PROPORTIONATE SHARE FOR TAXES:

From the Commencement Date through the day immediately preceding the Phase II Premises Commencement Date, “Tenant’s Proportionate Share For Taxes” shall be three and 94/100 percent (3.94%) (which is the percentage derived by dividing the Premises Rentable Area for the Phase I Premises for the period prior to the Phase II Premises Commencement Date by the Rentable Square Footage of the “Parcel” (as such term is defined in Section 4.1.3) and multiplying the result thereof by 100).

From the Phase II Premises Commencement Date through June 30, 2018, “Tenant’s Proportionate Share For Taxes” shall be seven and 68/100 percent (7.68%) (which is the percentage derived by dividing the Premises Rentable Area for the Premises for the period following the Phase II Premises Commencement Date by the Rentable Square Footage of the “Parcel” (as such term is defined in Section 4.1.3) and multiplying the result thereof by 100).

From July 1, 2018 through the Termination Date, “Tenant’s Proportionate Share For Taxes” shall be seven and 91/100 percent (7.91%) (which is the percentage derived by dividing the Premises Rentable Area for the Premises for the period following July 1, 2018 by the Rentable Square Footage of the “Parcel” (as such term is defined in Section 4.1.3) and multiplying the result thereof by 100).

SECURITY DEPOSIT:

Two Hundred Twenty-Seven Thousand Five Hundred Thirty-Nine and No/100 Dollars ($227,539.00), subject to reduction to One Hundred Thirteen Thousand Seven Hundred Sixty-Nine and 49/100 Dollars ($113,769.49) pursuant to the terms and provisions of Article 5 and Section 6 of the Second Amendment, and subject generally to the terms and provisions of Article 5.

ASSIGNMENT/SUBLETTING FEE:	None.

AFTER-HOURS HVAC COST:	$35.00 per unit per hour, subject to change at any time.

PARKING:	Sixty-six (66) non-exclusive parking spaces, subject to the terms and provisions of Article 30.

REAL ESTATE BROKERS DUE COMMISSIONS:	Newmark Grubb Knight Frank and Cushman & Wakefield of Massachusetts, Inc., to be paid by Landlord.

TENANT’S NAICS CODE:	339113

BUILDING BUSINESS HOURS:	8 a.m. to 6 p.m., Monday through Friday; 8 a.m. to 1 p.m., Saturday.

AMORTIZATION RATE:	Eleven percent (11%).

The Reference Pages information is incorporated into and made a part of the Lease.  In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control.  This Lease includes Exhibits A through D, all of which are made a part of this Lease.

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